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                                                                     Exhibit 4.6

                        MARCH MOTORS INTERNATIONAL, INC.

               10% Convertible Subordinated Debenture, Series 1997

Serial No._____
$___________________                                   Dated: October 29, 1997

MARCH MOTORS INTERNATIONAL, INC., a Minnesota corporation (hereafter called "Holder"), the principle sum of $_____________, on the due date of September 30, 2000 (subject to earlier conversion thereof), together with interest from the date hereof until paid at the rate of ten percent (10%) simple per annum, in lawful money of the United States of America. Maker covenants and agrees that so long as any portion of this debenture principal remains outstanding and unpaid either to the principal hereof or any interest heron, Maker will comply with the following provisions, to which this debenture is subject and by which it will be governed:

     1. Part of Class. This debenture is one of an issue of 10% subordinated convertible debentures, series 1997, of Maker provided to be issued incident to a private placement authorizing a total principal amount of $1,500,000 being offered to private investors.

     2. Payment of Interest. Interest at the rate of 10% per annum shall be paid semi-annually on the 30th day of December and the 30th day of June of each year of the term hereof commencing December 30, 1997.

     3. Acceleration of Maturity. In the event of nonpayment by Maker to Holder within 30 days of the date due of any principal or interest hereunder, or any portion thereof, or in the event of any bankruptcy, liquidation, dissolution or other insolvency of Maker, then and in either event the Holder may declare the entire principal and accrued interest due and payable immediately without further notice, demand or presentment. Maker also agrees to pay all reasonable costs of collection, including reasonable attorney fees, in case payment shall not be made under the terms and conditions of this debenture.

     4. Subordination. The indebtedness evidenced by this debenture shall be subordinate in right of payment to all Senior Debt, with the term "Senior Debt" meaning indebtedness to financial institutions for purchase money loans secured by real or personal property, or for financing collateralized by inventories and accounts receivable and constituting working capital used in the business of the Maker, whether created , assumed, or incurred before or after the date hereof, and renewals, extensions and refundings of any such indebtedness. The subordination provisions contained herein are expressly and only for the benefit of third party Senior creditors of Maker. Payment of Principal and interest on this debenture shall not be subordinated to the prior payment and interest on this debenture shall not be subordinated to the prior payment of any such Senior Debt as to all amounts which actually are paid by Maker hereunder if Maker is not in default under the terms of any such Senior Debt at such time or times such payment or payments are made hereunder to holder.


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     5. Conversion.

            i) This debenture shall be automatically converted into common stock of the Maker in whole on the effective date of registration of an Initial Public Offering (IPO) of the Maker, with such automatic IPO conversion basis being the lesser of $2.00 per share ($3 pre-split) or one-half of the IPO offering price.
            ii) This debenture shall be convertible anytime in whole or in part, and from time to time, at the option of the holder, at the rate of one(1) share of common stock of the Maker for each Two Dollars ($2.00) of principal amount hereof being converted ($3 pre-split).
            iii) The Maker shall not be required to issue any fractional shares of common stock incident to any conversion of this debenture, and any resulting fractional amount shall be rounded off to the nearest whole common share.

     6. Manner of Conversion. In order to convert this debenture into common stock of Maker, the Holder shall surrender, at the principal office of Maker, this debenture duly endorsed to Maker, or in blank,. and give written notice to Maker that all or part of this debenture is to be converted, such notice is to specify clearly the portion to be converted. As of the time of such written notice, the Holder shall be treated for all purposes as the record holder of the common stock into which this debenture is converted, and the portion converted shall be deemed to be satisfied and discharged, and the shares of common stock of Maker into which this debenture is converted shall be fully paid and nonassessable. In the event only a portion of this debenture has been converted, Marker shall issue and deliver to Holder a new debenture identical to the one surrendered except that it shall be in the correct principal amount not yet converted into common stock of Maker.

     7. Anti-Dilution. If Maker shall change the number of shares of its common stock issued and outstanding as of the date hereof by stock dividend, stock split, sale without consideration, reorganization, recapitalization, merger or other business combination, then and in each such event a proportionate adjustment shall be make to the conversion rate herein as well as to any common stock previously issued upon conversion of this debenture.

     8. Transfers and Investment Representation. By accepting this debenture Holder represents that the principal amount of this debenture and all shares of common stock of Maker acquired upon conversion hereof are acquired and will be acquired for Holder's own account for long-term investment and with no intention at the time of acquisition of distributing or reselling the same or and part thereof to the public, and Holder further agrees that any common stock into which this debenture is converted shall be legended to evidence its status as restricted securities under relevant securities laws.

     Any transfer of this debenture shall be made only by surrendering this debenture duly endorsed to Maker, or in blank, for a cancellation, together with written instructions to Maker, that a new debenture of like principal amount should be issued to the transferee(s) designated by Holder in exchange therefor.

     9. Registration. Neither this debenture nor the shares of common stock issuable upon conversion thereof have been registered under the Securities Act of 1993 or any other securities laws. The Holder hereof agrees that prior to making any disposition of the debenture or of any common stock issued upon conversion thereof, Holder will give written notice to the Company

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of such  proposed  disposition  and  Holder  further  will  not  make  any  such disposition until, in the opinion of counsel for the Maker, either (i) registration is not required for such disposition, or (ii) a registration covering the proposed disposition has become effective. Upon receipt by Maker of such written notice of proposed disposition by Holder, Maker will use its best efforts to ascertain as promptly as possible whether or not registration is required and will advise Holder promptly with respect thereto.

     10. Notices. All demands and notices to be given hereunder shall be delivered or mailed to Marker at 7667 Equitable Drive, Eden Prairie, Minnesota 55344, until a new address shall be substituted by like notice from Maker; and in the case of Holder to the address written below, until a new address is substituted by Holder by like notice to Maker.


                                            MARCH MOTORS INTERNATIONAL, INC.


                                            By__________________________________
                                              Joseph Novorgratz


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                                            President



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                                            Holder


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                                                            Address


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                                            City          State       Zip


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                                                SS# or Tax ID# of Holder